             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
             event reported): September 28, 2001



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota            001-10898           41-0518860
------------------- -------------------- --------------------
     (State of         (Commission File    (I.R.S. Employer
  Incorporation)           Number)        Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------             --------
(Address of principal                       (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

(a) On September 28, 2001, The St. Paul Companies' wholly-owned subsidiary, St. Paul Fire and Marine Insurance Company, completed the sale of Fidelity and Guaranty Life Insurance Company (F&G Life), a life, annuity and structured settlements company based in Baltimore, Maryland, to Old Mutual plc, a London-based international financial services company. Pursuant to the terms of the stock purchase agreement between St. Paul Fire and Marine Insurance Company and Old Mutual plc related to this sale of F&G Life, Old Mutual plc transferred 190,356,631 shares of Old Mutual plc ordinary shares, valued at $300 million based on the average closing price of Old Mutual plc shares on the London Stock Exchange for the ten consecutive trading days prior to September 27, 2001, $335 million in cash, and approximately $4 million in interest, to St. Paul Fire and Marine Insurance Company on September 28, 2001 in exchange for all the outstanding equity securities of F&G Life. That purchase price was determined through negotiations between St. Paul Fire and Marine Insurance Company and Old Mutual plc, and their respective investment bankers.

(b)  Not applicable.


Item 5.  Other Events.
         ------------

(a)  On October 11, 2001, The St. Paul Companies, Inc.
     announced that Jay S. Fishman, previously chairman and chief executive officer of Travelers Insurance Group
     Inc. and chief operating officer, finance and risk, of Travelers' parent, Citigroup Inc., has been named to succeed Douglas W. Leatherdale as chairman and chief executive officer of The St. Paul, effective immediately. Mr. Leatherdale will remain on The St.
     Paul's board of directors until May 2002.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

(a)  Not applicable.

(b)  Pro Forma Financial Information:

   (i) The St. Paul Companies, Inc. Pro Forma Consolidated,
        Condensed Balance Sheet as of June 30, 2001.

   (ii) The St. Paul Companies, Inc. Pro Forma
        Consolidated, Condensed Income Statement for the six months ended June 30, 2001.

   (iii) The St. Paul Companies, Inc. Pro Forma
        Consolidated, Condensed Income Statement for the year ended December 31, 2000 is incorporated herein by reference to the "Life Insurance Segment" section of "Note 12-Discontinued Operations" to the consolidated financial statements included in The
        St. Paul Companies, Inc. Quarterly Report on Form
        10-Q for the quarter ended March 31, 2001, and attached hereto as Exhibit 99(a).

                     Pro Forma Financial Information
              The St. Paul Companies, Inc. and Subsidiaries
             Pro Forma Consolidated, Condensed Balance Sheet
                           As of June 30, 2001
       --------------------------------------------------------------

                                                             Restated
                             Previously      Pro Forma       for Sale
   (In millions)               Reported    Adjustments    of F&G Life
    -----------              ----------    -----------    -----------
   Assets:

    Fixed maturities            $15,823         $    -        $15,823
    Other investments             5,202            300 (1)      5,502
                                -------        -------        -------
      Total investments          21,025            300         21,325
    Cash                             94            339 (2)        433
    Reinsurance recoverable
     on unpaid losses             5,121              -          5,121
    Other assets                  9,237           (657)(3)      8,580
                                -------        -------        -------
         Total assets            35,477            (18)        35,459
                                =======        =======        =======
   Liabilities:

    Losses and loss
     adjustment expense
     reserves                    18,411              -         18,411
    Unearned premium
     reserves                     3,908              -          3,908
                                -------        -------        -------
      Total insurance
       reserves                  22,319              -         22,319
    Other liabilities             6,289             48 (4)      6,337
                                -------        -------        -------
      Total liabilities          28,608             48         28,656
                                -------        -------        -------

   Shareholders'equity            6,869            (66)(5)      6,803
                                -------        -------        -------
      Total liabilities
       and shareholders'
       equity                   $35,477           ($18)       $35,459
                                =======        =======        =======

The pro forma adjustments to the pro forma consolidated condensed balance sheet are as follows:

(1) Record fair value of Old Mutual plc ordinary shares received in partial consideration for sale of F&G Life.

(2) Record $335 million cash proceeds received in partial consideration for sale of F&G Life, and $4 million cash proceeds received from repayment of intercompany interest receivable.

(3) Record $606 million reduction in net assets of discontinued operations to reflect sale of F&G Life, $50 million reduction in notes receivable to reflect repayment of surplus note from F&G Life, and $1 million reduction in accrued interest receivable to reflect the payment of interest on the surplus note.

(4) Record accrued federal income tax expense of $36 million and miscellaneous other expenses of $12 million associated with the sale of F&G Life.

(5) Record impact on shareholders' equity of net loss resulting from the sale of F&G Life.



                     Pro Forma Financial Information
              The St. Paul Companies, Inc. and Subsidiaries
           Pro Forma Consolidated, Condensed Income Statement
                 For the Six Months Ended June 30, 2001
         ----------------------------------------------------------------

                                                                 Restated
                                  Previously     Pro Forma       for Sale
(In millions, except share data)    Reported   Adjustments    of F&G Life
                                  ----------   -----------    -----------

 Revenues:
  Premiums earned                     $3,371        $    -         $3,371
  Net investment income                  635             -            635
  Asset management                       170             -            170
  Realized investment gains               83             -             83
  Other                                   71             -             71
                                     -------       -------        -------
      Total revenues                   4,330             -          4,330
                                     -------       -------        -------

 Expenses:
  Insurance losses and
   loss adjustment expenses            2,529             -          2,529
  Policy acquisition expenses            736             -            736
  Operating and administrative
   expenses                              634             -            634
                                     -------       -------        -------
       Total expenses                  3,899             -          3,899
                                     -------       -------        -------
   Income from continuing
    operations before income
    taxes                                431             -            431
  Income tax expense                     126             -            126
                                     -------       -------        -------
   Income from continuing
    operations                           305             -            305
  Discontinued operations,
   net of taxes                            1           (66) (1)       (65)
                                     -------       -------        -------
      Net income                       $ 306          $(66)         $ 240
                                     =======       =======        =======
 Basic earnings per common
   share:
  Income from continuing
   operations                         $ 1.37        $    -          $ 1.37
  Discontinued operations,
   net of taxes                         0.01         (0.31)        $(0.30)
                                     -------       -------        -------
      Net income                      $ 1.38        $(0.31)        $ 1.07
                                     =======       =======        =======

 Diluted earnings per common
   share:
  Income from continuing
   operations                         $ 1.32        $    -         $ 1.32
  Discontinued operations,
   net of taxes                         0.01         (0.29)        $(0.28)
                                     -------       -------        -------
      Net income                      $ 1.33        $(0.29)        $ 1.04
                                     =======       =======        =======

For purposes of calculating basic earnings per share, weighted average shares outstanding totaled 215.3 million. For purposes of calculating diluted earnings per share, weighted average shares outstanding totaled 228.1 million.

The pro forma adjustment to the pro forma consolidated condensed income statement is as follows:

(1) Record loss on disposal of F&G Life, net of taxes.
    Comprised of $18 million pretax loss on proceeds, $12 million of pretax expenses associated with the disposal
    (primarily underwriting fees and bonuses payable to F&G
    Life executives), and $36 million of federal income tax expense related to the sale.



(c)  Exhibits:

Exhibit No.    Exhibit
-----------    -------

     2(a) Stock Purchase Agreement between St. Paul Fire and Marine Insurance Company and Old Mutual plc related to the sale of F&G Life (the "Agreement") is incorporated by reference to Exhibit (2)(a) of The St. Paul Companies, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     2(b) Letter Agreement between St. Paul Fire and Marine Insurance Company, Old Mutual plc and Old Mutual U.S. Life Holdings, Inc., dated as of September 26, 2001, which amends the Agreement.

     99(a)     "Life Insurance Segment" section of "Note 12
               - Discontinued Operations" to the
               consolidated financial statements included in The St. Paul Companies, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President


Date: October 15, 2001